UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2006

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

14333 Proton Drive., Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT

          On June 14, 2006, XFormity Technologies, Inc. the (the "Company"), concluded that investors should no longer rely on previously issued financial statements filed on Form 10-KSB for the fiscal year ended June 30, 2005 and Form 10-QSB for the nine month period ended March 31, 2006.because of accounting errors.  The Company intends to amend its Form 10-KSB and Form 10-QSB to correct errors identified by the Company after conferring with Staff Accountants with the Securities and Exchange Commission (“SEC”) and its independent account in the Company’s financial statements as previously filed.

Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005

The Company intends to amend the financial statements contained in its Annual  Report on Form 10-KSB for the fiscal year ended June 30, 2005 to reflect an additional $100,000 liability arising from a customer retention expense.  The restatement will result in a charge against income and corresponding increase in operating loss, net loss and loss per share in the Statements of Income for the fiscal year ended June 30, 2004. The Balance Sheet as of June 30, 2004 will be amended to reflect an increase in liabilities and a corresponding increase in retained earnings (deficit) of approximately $100,000.  In addition, the Balance Sheet as of June 30, 2005 will also reflect the carryforward of the increase in retained earnings (deficit) of approximately $100,000 and a corresponding increase in additional paid-in capital of approximately $100,000. The restatement will not include any changes to the Statements of Income for the fiscal year ended June 30, 2005.

Quarterly Report on Form 10-QSB for the nine month period ended March 31, 2006

The Company intends to amend the unaudited financial statements contained in its Quarterly Report on Form 10-QSB as of and for the nine month period ended March 31, 2006 to reflect an embedded derivative in a convertible debenture.  The amendment will result in a charge against earnings of approximately $350,000 when the debentures were issued in January 2006. That amount will fluctuate over time based upon changes in our stock price. As the market price of our common stock declined as of March 31, 2006, the amount of the non-cash charge against earnings will  decrease.  The charge against earnings will  increase the net loss for the period as shown on  the Statements of Income and will increase the accumulated deficit and reduce stockholders’ equity as shown on the Balance Sheet.

The Company’s Chief Financial Officer discussed these restatements with the SEC and with our independent registered accountants who concurred in these restatements. We also advised the Board of Directors and the Audit Committee of the Board of  Directors of these restatements, but did not discuss it with them.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: June 20, 2006	/s/ Chris Ball Chris Ball, CEO

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